Exhibit 99.1
FLIR Systems Acquires DVTEL, Inc. for $92 Million

Adds Enterprise-class Security Cameras and Video Management System Software Capabilities to FLIR’s Security Product Suite

WILSONVILLE, OR, November 30, 2015 – FLIR Systems, Inc. (NASDAQ: FLIR) announced today that it has acquired DVTEL, Inc. (“DVTEL”), a leader in software and hardware technologies for advanced video surveillance, for approximately $92 million in cash.

DVTEL, based in Ridgefield Park, New Jersey, is a global leader in enterprise-class security and surveillance solutions. The company develops and distributes integrated video management system (VMS) software, advanced video analytics software, visible and thermal security cameras, and related servers and encoders. The combination enables FLIR, with its existing FLIR-branded thermal and visible cameras as well as its Lorex-branded security systems, to be a full-spectrum end-to-end security system provider, serving the consumer, small and medium business, enterprise, and infrastructure-level markets.

“FLIR’s strong position in thermal imaging together with DVTEL’s extensive video analytics and VMS capability will position us well to offer differentiated and highly accurate perimeter security solutions for the upper corner of our Security segment’s product value ladder,” said Andy Teich, President and CEO of FLIR. “DVTEL adds a suite of professional-grade security software and hardware that is very complementary to our current solutions and fits very well with our strategy to offer end-to-end solutions in the enterprise and infrastructure segments of the security market.”

FLIR anticipates this transaction will be neutral to 2015 net earnings and accretive thereafter.

About FLIR Systems
FLIR Systems, Inc. is a world leader in the design, manufacture, and marketing of sensor systems that enhance perception and awareness. FLIR's advanced thermal imaging and threat detection systems are used for a wide variety of imaging, thermography, and security applications, including airborne and ground-based surveillance, condition monitoring, research and development, manufacturing process control, search and rescue, drug interdiction, navigation, transportation safety, border and maritime patrol, environmental monitoring, and chemical, biological, radiological, nuclear, and explosives (CBRNE) detection. For more information, go to FLIR’s web site at www.FLIR.com.

Forward-Looking Statements
The statements in this release by Andy Teich are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are based on current expectations, estimates, and projections about FLIR's business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks and uncertainties that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements due to numerous factors, including the following: the ability to manufacture and deliver the systems referenced in this release, changes in pricing of FLIR's products, changing demand for FLIR's products, product mix, the impact of competitive products and pricing, constraints on supplies of critical components, excess or shortage of production capacity, the ability of FLIR to manufacture and ship products in a timely manner, FLIR's continuing compliance with U.S. export control laws and regulations, and other risks discussed from time to time in FLIR's Securities and Exchange Commission filings and reports. In addition, such statements could be affected by general industry and market conditions and growth rates, and general domestic and international economic conditions. Such forward-looking statements speak only as of the date on which they are made and FLIR does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this release, or for changes made to this document by wire services or Internet service providers.

Media Contact
Tim McDowd
503-498-3146
tim.mcdowd@flir.com

Investor Relations
Shane Harrison
503-498-3547
shane.harrison@flir.com